Exhibit 99.1
Universal Reports First Quarter 2024 Results

•Diluted GAAP earnings per common share (EPS) of $1.14; diluted adjusted* EPS of $1.07
•Annualized return on average common equity (“ROCE”) of 38.1%, annualized adjusted* return on average common equity of 29.4%
•Direct premiums written of $446.2 million, up 8.8% from the prior year quarter
•Book value per share of $12.68, up 20.0% year-over-year; adjusted book value per share of $15.34, up 13.5% year-over-year
•Total capital returned to shareholders of $8.9 million, including $4.1 million of share repurchases and a $0.16 per share regular dividend
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 25, 2024 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported first quarter 2024 results.

“It was a strong quarter, including a 29.4% annualized adjusted return on common equity and 35.4% adjusted diluted EPS growth year-over-year,” said Stephen J. Donaghy, Chief Executive Officer. “Results were solid across the board, including profitable underwriting that was complemented by our non-underwriting operations, which is a testament to our differentiated business model. Direct premiums written growth accelerated sequentially, as policies-in-force are stabilizing following our previous underwriting initiatives.

I’m pleased to announce the completion of our 2024-2025 reinsurance renewal for our insurance entities, as our program is now fully supported and secured. We've also secured additional multi-year coverage, taking us through the 2025-2026 hurricane season and have added new, financially strong reinsurers to our existing panel of long-term partners. This achievement reflects the diligence and planning of our reinsurance team throughout the year. Program cost and coverage were consistent with our expectations and we’ll provide specific details at the end of May, as we typically do.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended March 31,
	2024	2023	Change
GAAP comparison
Total revenues	$367,959	$316,508	16.3%
Operating income	$49,106	$34,427	42.6%
Operating income margin	13.3%	10.9%	2.4	pts

Net income available to common stockholders	$33,654	$24,170	39.2%
Diluted earnings per common share	$1.14	$0.79	44.3%

Annualized ROCE	38.1%	31.7%	6.4	pts
Book value per share, end of period	$12.68	$10.57	20.0%

Non-GAAP comparison[1]
Core revenue	$364,930	$316,339	15.4%
Adjusted operating income	$46,077	$34,258	34.5%
Adjusted operating income margin	12.6%	10.8%	1.8	pts

Adjusted net income available to common stockholders	$31,370	$24,043	30.5%
Adjusted diluted earnings per common share	$1.07	$0.79	35.4%

Annualized adjusted ROCE	29.4%	23.9%	5.5	pts
Adjusted book value per share, end of period	$15.34	$13.52	13.5%

Underwriting Summary
Premiums:
Premiums in force	$1,963,765	$1,862,716	5.4%
Policies in force	820,078	827,981	(1.0)%

Direct premiums written	$446,179	$410,102	8.8%
Direct premiums earned	$482,072	$455,368	5.9%
Ceded premiums earned	$(148,047)	$(173,144)	(14.5)%
Ceded premium ratio	30.7%	38.0%	(7.3)	pts
Net premiums earned	$334,025	$282,224	18.4%

Net ratios:
Loss ratio	71.9%	73.1%	(1.2)	pts
Expense ratio	23.6%	26.9%	(3.3)	pts
Combined ratio	95.5%	100.0%	(4.5)	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $33.7 million, up from $24.2 million in the prior year quarter, and adjusted net income available to common stockholders was $31.4 million, up from $24.0 million in the prior year quarter. The increase in adjusted net income available to common stockholders mostly stems from higher underwriting and net investment income, partly offset by lower commission revenue.

Revenues
Revenue was $368.0 million, up 16.3% from the prior year quarter and core revenue was $364.9 million, up 15.4% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income, partly offset by lower commission revenue.

Direct premiums written were $446.2 million, up 8.8% from the prior year quarter. The increase stems from 5.2% growth in Florida and 25.6% growth in other states. Overall growth mostly reflects higher rates, inflation adjustments and stabilizing policies in force.

Direct premiums earned were $482.1 million, up 5.9% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 30.7%, down from 38.0% in the prior year quarter. The decrease primarily reflects efficiencies associated with the 2023-2024 reinsurance program, including the benefits of multi-year reinsurance and the Reinsurance to Assist Policyholders (RAP) layer, partly offset by higher private market reinsurance pricing.

Net premiums earned were $334.0 million, up 18.4% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $13.5 million, up from $10.7 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $17.4 million, down 25.8% from the prior year quarter. The decrease primarily reflects commissions earned on Hurricane Ian related reinstatement premiums in the prior year quarter.

Margins
The operating income margin was 13.3%, up from an operating income margin of 10.9% in the prior year quarter. The adjusted operating income margin was 12.6%, up from an adjusted operating income margin of 10.8% in the prior year quarter. The higher adjusted operating income margin primarily reflects a lower net combined ratio and higher net investment income, partly offset by lower commission revenue.

The net loss ratio was 71.9%, down 1.2 points compared to the prior year quarter. The decrease primarily reflects higher net premiums earned associated with lower reinsurance costs in the current year quarter.

The net expense ratio was 23.6%, down 3.3 points from 26.9% in the prior year quarter. The reduction primarily reflects higher net premiums earned associated with lower reinsurance costs in the current year quarter and economies of scale.

The net combined ratio was 95.5%, down 4.5 points compared to the prior year quarter. The decrease reflects lower net loss and expense ratios, as described above.

Capital Deployment
During the first quarter, the Company repurchased approximately 208 thousand shares at an aggregate cost of $4.1 million. The Company’s current share repurchase authorization program has approximately $20.0 million remaining.

On April 10, 2024, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on May 17, 2024, to shareholders of record as of the close of business on May 10, 2024.

Conference Call and Webcast
•Friday, April 26, 2024 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at register.vevent.com/register/BIe25a714f6df74ad6a67ecf9d12bad614. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2023 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2024	2023
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,107,058	$1,064,330
Equity securities, at fair value	81,659	80,495
Other investments, at fair value	10,434	10,434
Investment real estate, net	5,479	5,525
Total invested assets	1,204,630	1,160,784
Cash and cash equivalents	396,323	397,306
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	88,499	236,254
Reinsurance recoverable	124,646	219,102
Premiums receivable, net	73,974	77,064
Property and equipment, net	49,416	47,628
Deferred policy acquisition costs	106,632	109,985
Goodwill	2,319	2,319
Other assets	71,070	63,484
TOTAL ASSETS	$2,120,144	$2,316,561

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$429,629	$510,117
Unearned premiums	954,666	990,559
Advance premium	74,370	48,660
Reinsurance payable, net	97,871	191,850
Long-term debt, net	101,815	102,006
Other liabilities	97,129	132,072
Total liabilities	1,755,480	1,975,264
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	472
Treasury shares, at cost - 18,511 and 18,303	(264,918)	(260,779)
Additional paid-in capital	116,239	115,086
Accumulated other comprehensive income (loss), net of taxes	(76,714)	(74,172)
Retained earnings	589,585	560,690
Total stockholders' equity	364,664	341,297
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,120,144	$2,316,561

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,269 and 47,269 shares; Outstanding 28,758 and 28,966 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2024	2023
REVENUES
Net premiums earned	$334,025	$282,224
Net investment income	13,523	10,698
Net realized gains (losses) on investments	(77)	(788)
Net change in unrealized gains (losses) on investments	3,106	957
Commission revenue	11,033	17,282
Policy fees	4,405	4,167
Other revenue	1,944	1,968
Total revenues	367,959	316,508

EXPENSES
Losses and loss adjustment expenses	240,187	206,154
Policy acquisition costs	54,821	51,691
Other operating expenses	23,845	24,236
Total operating costs and expenses	318,853	282,081
Interest and amortization of debt issuance costs	1,622	1,636
Income before income tax expense	47,484	32,791
Income tax expense	13,827	8,618
NET INCOME	$33,657	$24,173

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Weighted average common shares outstanding - basic	28,869	30,382
Weighted average common shares outstanding - diluted	29,404	30,626
Shares outstanding, end of period	28,758	30,440
Basic earnings per common share	$1.17	$0.80
Diluted earnings per common share	$1.14	$0.79
Cash dividend declared per common share	$0.16	$0.16
Book value per share, end of period	$12.68	$10.57
Annualized return on average common equity (ROCE)	38.1%	31.7%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended
	March 31,
	2024	2023
Premiums
Direct premiums written - Florida	$354,825	$337,365
Direct premiums written - Other States	91,354	72,737
Direct premiums written - Total	$446,179	$410,102
Direct premiums earned	$482,072	$455,368
Net premiums earned	$334,025	$282,224

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	71.9%	73.1%
General and administrative expense ratio	23.6%	26.9%
Policy acquisition cost ratio	16.4%	18.3%
Other operating expense ratio	7.2%	8.6%
Combined ratio	95.5%	100.0%

	As of
	March 31,
	2024	2023
Policies in force
Florida	570,395	595,327
Other States	249,683	232,654
Total	820,078	827,981

Premiums in force
Florida	$1,587,950	$1,543,967
Other States	375,815	318,749
Total	$1,963,765	$1,862,716

Total Insured Value
Florida	$188,222,514	$197,085,882
Other States	140,982,423	123,651,801
Total	$329,204,937	$320,737,683

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended
	March 31,
	2024	2023
GAAP revenue	$367,959	$316,508
less: Net realized gains (losses) on investments	(77)	(788)
less: Net change in unrealized gains (losses) on investments	3,106	957
Core revenue	$364,930	$316,339

GAAP operating income to adjusted operating income
	Three Months Ended
	March 31,
	2024	2023
GAAP income before income tax expense	$47,484	$32,791
add: Interest and amortization of debt issuance costs	1,622	1,636
GAAP operating income	49,106	34,427
less: Net realized gains (losses) on investments	(77)	(788)
less: Net change in unrealized gains (losses) on investments	3,106	957
Adjusted operating income	$46,077	$34,258

GAAP operating income margin to adjusted operating income margin
	Three Months Ended
	March 31,
	2024	2023
GAAP operating income (a)	$49,106	$34,427
GAAP revenue (b)	367,959	316,508
GAAP operating income margin (a÷b)	13.3%	10.9%
Adjusted operating income (c)	46,077	34,258
Core revenue (d)	364,930	316,339
Adjusted operating income margin (c÷d)	12.6%	10.8%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended
	March 31,
	2024	2023
GAAP NI	$33,657	$24,173
less: Preferred dividends	3	3
GAAP NI available to common stockholders (e)	33,654	24,170
less: Net realized gains (losses) on investments	(77)	(788)
less: Net change in unrealized gains (losses) on investments	3,106	957
add: Income tax effect on above adjustments	745	42
Adjusted NI available to common stockholders (f)	$31,370	$24,043

Weighted average diluted common shares outstanding (g)	29,404	30,626
Diluted earnings per common share (e÷g)	$1.14	$0.79
Diluted adjusted earnings per common share (f÷g)	$1.07	$0.79

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	March 31,	March 31,	December 31,
	2024	2023	2023
GAAP stockholders’ equity	$364,664	$321,806	$341,297
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	364,564	321,706	341,197
less: Accumulated other comprehensive (loss), net of taxes	(76,714)	(89,991)	(74,172)
Adjusted common stockholders’ equity (i)	$441,278	$411,697	$415,369

Common shares outstanding (j)	28,758	30,440	28,966
Book value per common share (h÷j)	$12.68	$10.57	$11.78
Adjusted book value per common share (i÷j)	$15.34	$13.52	$14.34

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Year Ended
	March 31,		December 31,
	2024	2023	2023
Actual or Annualized NI available to common stockholders (k)	$134,616	$96,680	$66,813
Average common stockholders’ equity (l)	352,881	304,751	314,497
ROCE (k÷l)	38.1%	31.7%	21.2%
Annualized adjusted NI available to common stockholders (m)	$125,480	$96,172	$58,657

Adjusted average common stockholders’ equity[4] (n)	427,182	401,574	399,396
Adjusted ROCE (m÷n)	29.4%	23.9%	14.7%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.